Exhibit 10.24
FIRST AMENDMENT OF AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT OF AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “First Amendment”) is entered into as of the 22nd day of July, 2009 (the “Effective Date”), by and among WEST OAHU MALL ASSOCIATES, LLC, a Hawaii limited liability company (“Seller”); TNP AQUISITIONS, LLC, a Delaware limited liability company (“Buyer”); and TITLE GUARANTY ESCROW SERVICES, INC.
     WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of July 13, 2009 (the “Purchase Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in Honolulu, Hawaii and more particularly described in the Purchase Agreement (the “Property”); and
     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Outside Closing Date. The Outside Closing date as defined in Section 1.6 of the Purchase Agreement shall be October 15, 2009.
     2. Seller’s Right to Terminate. The following provision is added to Section 2.2.3 of the Purchase Agreement: “In the event that Buyer, or an officer, employee, or agent of Buyer, does not perform a physical inspection of the Property on or before August 6, 2009, Seller shall have the right to terminate this Agreement in accordance with the provisions of this section. In addition, Seller shall have the right to terminate this Agreement in accordance with the provisions of this section if Buyer fails to provide Seller with an airline itinerary evidencing airline flights reserved for the purpose of visiting and inspecting the Property within two (2) business days following the date upon which the parties hereto fully execute the First Amendment.”
     3. Entire Agreement. The Purchase Agreement, as modified by this First Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties.
     4. Counterparts. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

SELLER:	West Oahu Mall Associates, LLC, A Hawaii limited liability company
	By:	/s/ Joseph Daneshgar
		Name:	Joseph Daneshgar
Title:

BUYER:	TNP AQUISITIONS, LLC, a Delaware limited liability company
	By:	/s/ Anthony W. Thompson
		Name:	Anthony W. Thompson

CONSENT OF ESCROW HOLDER
     The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Amendment, (ii) be Escrow Holder under said Purchase Agreement and Amendment and (iii) be bound by said agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:	TITLE GUARANTY ESCROW SERVICES, INC (“Escrow Holder”)

By:

Its: